SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of May 31, 2000 is executed by Halifax Technical Services, Inc., a Virginia corporation ("Debtor"), with an address at 1800 JFK Boulevard, 16th Floor, Philadelphia, Pennsylvania 19103 to and for the benefit of Commerce Bank/Pennsylvania, N.A., a national banking association ("Secured Party") with an office at 2005 Market Street, 2nd Floor, Philadelphia, Pennsylvania 19103.

BACKGROUND

A. Secured Party has entered into a Loan and Security Agreement dated the date hereof (the "Loan Agreement") with U.S. Facilities, Inc., a Delaware corporation ("Borrower") providing for a line of credit and term loan in the aggregate principal amount of $6,000,000. All initially capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

B. Debtor is a wholly-owned subsidiary of Borrower. As additional security for the payment and performance of the Obligations of Borrower to Secured Party under the Loan Documents, Debtor has executed and delivered its unlimited guaranty and suretyship of the Obligations dated the date hereof to Secured Party (the "Guaranty"). In recognition and consideration of Borrower's willingness to guaranty obligations of Debtor from time to time, Debtor has agreed to execute the Guaranty.

C. As collateral security for the repayment and performance of all Debtor's obligations under the Note, Secured Party has required Debtor to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the covenants set forth herein and intending to be legally bound hereby, Debtor hereby agrees as follows:

1. Defined Terms. All initially capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Uniform Commercial Code as enacted from time to time in Pennsylvania.

2. Grant of Security Interest. In order to secure the prompt and complete payment and performance of the Secured Obligations (as hereinafter defined) in accordance with the terms thereof, Debtor hereby grants to Secured Party a continuing security interest in and to all right, title and interest of Debtor in the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"):

(A) Accounts; all "accounts" as defined in the UCC, including without limitation, all of the following now owned or hereafter created or acquired by Debtor: (a) accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to Debtor that evidence or arise from the sale, lease or exchange of goods or other property and/or the performance of services; (b) Debtor's rights in, to and under all purchase orders for goods, services or other property; (c) Debtor's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit); (d) moneys due to or to become due to Debtor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services (whether or not yet earned by performance on the part of Debtor); (e) uncertificated securities; and (f) Proceeds of any of the foregoing and all collateral security and guaranties of any kind given by any Person with respect to any of the foregoing;

(B) Documents; all "documents" as defined in the UCC, including without limitation, all receipts covering, evidencing or representing goods now owned or hereafter acquired by Debtor and wherever located, and to the extent not otherwise included, includes all bills of lading, dock warrants, dock receipts, warehouse receipts and orders for the delivery of goods, and any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers;

(C) Equipment; all "equipment" as defined in the UCC, including without limitation, all now owned or hereafter acquired by Debtor and wherever located, including, without limitation, all machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all other tangible personal property (other than Inventory) and all parts thereof and all additions and accessions thereto and replacements therefor;

(D) Fixtures; all "fixtures" as defined in the UCC, and, to the extent not otherwise included, all of the following now owned or hereafter acquired by Debtor and wherever located: plant fixtures; trade fixtures; business fixtures; other fixtures and storage office facilities; and all additions and accessions thereto and replacements therefor;

(E) General Intangibles; all "general intangibles" as defined in the UCC, and, to the extent not otherwise included, all general intangibles now owned or hereafter acquired by Debtor including, without limitation, all right, title and interest of Debtor in and to:

(i) all agreements, leases, licenses and contracts to which Debtor is or may become a party;

(ii) all obligations or indebtedness owing to Debtor (other than Accounts) or other rights to receive payment of money from whatever source arising;

(iii) all tax refunds, tax refund claims and rights thereto;

(iv) all choses in action and causes of action;

(v) all Intellectual Property;

(vi) all engineering drawings; and

(vii) all books, records and files of Debtor and all trade secrets and other confidential information relating to the business of Debtor including, by way of illustration and not limitation; (i) systems and techniques for the analysis, diagnosis and correction of malfunctions of products used by Debtor's customers; (ii) the names and addresses of, and credit and other business information concerning, Debtor's past, present or future customers; (iii) the prices which Debtor obtains for its services or at which Debtor sells merchandise; (iv) estimating and cost procedures; (v) profit margins; (vi) policies and procedures pertaining to the sale and design of equipment, components, devices and services furnished by Debtor; (vii) information concerning suppliers of Debtor; and (viii) information concerning the manner of operation, business plans, pledges, projections, and all other information of any kind or character, whether or not reduced to writing, with respect to the conduct by Debtor of its business not generally known by the public;

(F) Goods; all "goods" as defined in the UCC, now owned or hereafter created or acquired by Debtor and wherever located.

(G) Instruments; all "instruments", "chattel paper" and "letters of credit", each as defined in the UCC, and any replacements therefor and, to the extent not otherwise included, all other writings which evidence a right to the payment of money and which are not themselves security agreements or leases and are of a type which in the ordinary course of business are transferred by delivery with any necessary endorsement or assignment, including, without limitation, all checks, drafts, notes, bonds, debentures, government securities, bills of exchange, trade acceptances, certificates of deposit, options and warrants in which Debtor now has or hereafter acquires any rights;

(H) Inventory; all "inventory" as defined in the UCC, now owned or hereafter acquired by Debtor, wherever located including, without limitation, finished goods, raw materials, work in process, spare parts and other materials and supplies (including packaging and shipping materials) used or consumed in the manufacture or production thereof and goods which are returned to or repossessed by Debtor;

(I) Investment Property; all "investment property" as defined in the UCC, now owned or hereafter acquired by Debtor, wherever located, including without limitation, all securities, whether certificated or uncertificated, securities entitlements, securities accounts, commodity contracts, and commodity accounts, Financial Assets (as defined in the UCC), rights to

give entitlement orders (as defined in the UCC), and rights to any control agreement with any securities intermediary (as defined in the UCC);

(J) All deposit accounts, and cash deposited therein, of Debtor maintained with any bank or financial institution and all other moneys and property of Debtor in the possession or under the control of Secured Party;

(K) All books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data and data processing software that at any time evidence or contain information relating to any of the property described in subparts (A) - (J) above or are otherwise necessary or helpful in the collection thereof or the realization thereon;

(L) Proceeds of any of the property described in subparts (A) - (K) above; and

(M) Any other property of any kind which Debtor may hereafter at any time deliver to Secured Party to secure the obligations of Debtor to Secured Party.

but excluding therefrom (i) any General Intangibles which terminate or become terminable if a security interest is granted therein (until such time as any required third party consent to such security interest shall have been given, Debtor hereby agreeing to use its best efforts to obtain such consents); and (ii) any other property of Debtor with respect to which Debtor is prohibited from granting a security interest by agreements existing and in effect on the date hereof (until such time as any required third party consent to such security interest shall have been given, Debtor hereby agreeing to use its best efforts to obtain such consents).

3. Obligations Secured. The obligations which are secured hereby include all of the following (collectively, the "Secured Obligations"):

(a) all obligations to Secured Party under the Guaranty;

(b) prompt payment of all indebtedness, liabilities, and obligations of every kind and nature of Debtor to Secured Party however created, arising or evidenced, direct or indirect, absolute or contingent, joint or several, now or hereafter existing, due or due to become due, and however owned, held or acquired by Secured Party, whether through discount, overdraft, purchase, direct loan or as collateral or otherwise, including liabilities assumed by Debtor by operation of law from the merger or other combination with Borrower;

(c) all covenants, promises, agreements and undertakings to or with Secured Party made by Debtor herein, which do not directly constitute an obligation for the payment of money to Secured Party;

(d) all modifications, extensions and additions to, and renewals, refinancings or refunding of any of the foregoing; and

(e) all of Secured Party's costs and expenses as set forth in Section 14 of this Agreement ("Collection Costs").

This Agreement secures for the benefit of Secured Party the prompt and full payment, when due, and the prompt and complete performance of all of the Secured Obligations.

4. Debtor Remains Liable. Anything contained herein to the contrary notwithstanding, Debtor shall remain liable to perform all of its duties and obligations under all contracts and agreements included in the Collateral to the extent set forth therein as if this Agreement had not been executed. Neither this Agreement nor any exercise by Secured Party of any right or remedy hereunder shall release Debtor from any of its duties or obligations under such contracts and agreements. Secured Party does not assume and shall not in any way become responsible for, or obligated to perform, any of the duties or obligations of Debtor under any such contract or agreement or to take any action to collect or enforce any claim for payment assigned thereunder or hereunder.

5. Representations and Warranties. Intending that Secured Party rely upon the following representations and warranties, Debtor represents and warrants to Secured Party that:

(a) Debtor owns all of the Collateral free and clear of any lien, security interest, charge, encumbrance or claim of third parties, except for Secured Party's security interest created by this Agreement.

(b) The execution, delivery and performance of this Agreement have been duly authorized by all necessary and appropriate action by and on behalf of Debtor. This Agreement does not conflict with, nor will the execution, delivery or performance of this Agreement by Debtor constitute a breach or default under, or a violation of, any provision of Debtor's organizational documents or any agreement, document, understanding, court order, law, rule or regulation to which Debtor is a party or by which it or any of its properties may be bound or to which it or they may be subject.

(c) This Agreement constitutes a legal and validly binding obligation of Debtor which is enforceable against Debtor in accordance with its terms.

(d) To the best of Debtor's knowledge, each Account constitutes the legally valid and binding obligation of the customer obligated to pay the same. The amount represented by Debtor to Secured Party from time to time as owing by each such customer is the correct amount actually and unconditionally owing, except for normal cash discounts and

allowances where applicable. Other than certain audit liability under Contract No. DAAH01-99-C-R146 between Debtor and the US Army Aviation and Missile Command, Redstone Arsenal, Alabama, no customer has any defense, set-off, claim or counterclaim against Debtor that can be asserted against Secured Party, whether in any proceeding to enforce Secured Party's rights in the Collateral or otherwise except defenses, set-offs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts. None of the Accounts is evidenced by a promissory note or other instrument other than a check.

6. Affirmative Covenants. Debtor covenants and agrees with Secured Party that:

(a) Debtor will maintain its chief place of business and chief executive office at the address set forth in the caption of this Agreement, will keep and maintain all records concerning the Collateral at such address, and will permit representatives of Secured Party at any time during normal business hours to inspect and make copies of and abstracts from such records.

(b) Debtor agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral.

(c) Debtor will comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property.

(d) Debtor will promptly execute and deliver at its expense and from time to time all further instruments and documents and take all such other and further action that may be necessary or desirable, or which Secured Party may reasonably request, in order to create, preserve, validate, perfect and protect Secured Party's security interest or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral, including, without limitation, action to defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein. Without limiting the generality of the foregoing, Debtor will, at Secured Party's request, conspicuously mark each item of Equipment and all of its records pertaining to the Collateral, with a legend in form and substance satisfactory to Secured Party, indicating that such Equipment is subject to Secured Party's security interest granted hereby.

(b) If at any time any amount due under any Account is evidenced by a promissory note or other instrument or chattel paper, Debtor will deliver and pledge such note, instrument or chattel paper to Secured Party, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party.

(c) Debtor also agrees to execute and file such financing or continuation statements and amendments thereto, and such other instruments or notices as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interest granted or purported to be granted hereby.

(g) Debtor will give Secured Party not less than thirty (30) days' prior written notice of any change in its name, identity or corporate structure. Debtor will keep the Collateral at the address specified in the caption hereto or at such other locations at Debtor promptly notifies Secured Party in writing. Debtor will give Secured Party thirty (30) days' prior written notice of any change in its chief place of business or of any new location of business or any new location for any of its Collateral. With respect to any new location (which in any event shall be within the continental United States), Debtor will execute such other instruments and documents and take such actions as Secured Party deems necessary to perfect and protect the security interests with respect to such new location.

(h) Except as otherwise provided herein, Debtor shall cause all payments on Accounts to be made to the address set forth in the Lockbox Agreement, and Debtor shall continue to collect, at its own expense, all amounts due or to become due Debtor under the Accounts. In connection with such collections, Debtor may take (and, at Secured Party's direction after the occurrence of and Event of Default, shall take) such action as such Debtor or Secured Party may deem necessary or advisable to enforce collection of the Accounts; provided, that Secured Party shall have the right at any time after the occurrence of an Event Default to: (a) notify the customers or obligors under any Accounts of the assignment of such Accounts to Secured Party and to direct such customers or obligors to make payment of all amounts due or to become due directly to Secured Party; (b) enforce collection of any such Accounts; and (c) adjust, settle or compromise the amount or payment of such Accounts. After the occurrence of an Event of Default: (i) all amounts and proceeds (including Instruments) received by Debtor with respect to the Accounts shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Debtor and shall be forthwith paid over to Secured Party in the same form as so received (with any necessary endorsement); and (ii) Debtor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereof, or allow any credit or discount thereon without the prior consent of Secured Party.

(i) In the event that any state which now or hereafter has jurisdiction over any personal property subject to this Agreement, enacts, in whole or in part, revised Article 9 of the Uniform Commercial Code (1998 Official Text as approved by the American Law Institute and the National Conference of Commissioners on uniform state laws)("Revised Article 9"), the grant of security interest in this Agreement shall be deemed to include all items or types of collateral reclassified by Revised Article 9 into the items or types of collateral described herein, and shall specifically include all accounts, deposit accounts, commercial tort claims, health-care-insurance receivables, letter of credit rights, electronic chattel paper and all supporting obligations, as such terms are defined in Revised Article 9. Debtor hereby authorizes Secured Party to file any initial

financing statement and amendment statement, with or without Debtor's signature as permitted by Revised Article 9, in order to perfect or maintain perfection of the security interests granted hereby.

7. Insurance. Debtor warrants and represents to Secured Party that Debtor has in place or has contracted for the placement of comprehensive insurance policies and coverage with respect to the Collateral against all risks of loss caused by, resulting from or rising out of casualty, loss or theft of property, liability, and other risks or hazards. Such insurance is (i) of the type and provides for coverage in such amounts as is customarily carried by companies applying reasonably prudent risk management practices, and engaged in the same business as Debtor, (ii) provided under policies of insurance issued by companies with national and sound reputations and with respect to which all premiums have been paid by Debtor and are current, and show Secured Party as a named insured or loss payee thereunder, as its interest appears. Debtor will keep all such insurance in full force and effect (and will supplement and amend such coverage as may be necessary or appropriate) in order to permit Debtor to continue to comply with the representations and warranties contained in this Section, and will provide to Secured Party, at its request, copies of all policies of such insurance or other written evidence thereof satisfactory to Secured Party, and such other information detailing the nature and extent of all such insurance coverages.

8. Negative Covenants. Debtor also covenants and agrees with Secured Party that:

(a) Debtor will not, by operation of law or otherwise, sell, assign or transfer, or otherwise dispose of any of the Collateral other than in connection with the Proposed Merger or in the ordinary course and conduct of its business as presently conducted.

(b) Debtor will not create or suffer to exist any lien, security interest or other charge, encumbrance or third party claim upon or with respect to any of the Collateral, except for: (i) Secured Party's security interest created by this Agreement; and (ii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course and conduct of Debtor's business as presently conducted.

(c) Except for the Proposed Merger, Debtor will not, without first providing Secured Party with at least 60 days' prior written notice, change its name or carry on business under any name other than its legal name.

9. Secured Party May Perform. If Debtor fails to perform any covenant or agreement contained herein, Secured Party may perform such covenant or agreement or cause others to perform such covenant agreement on behalf and in the name of Debtor. All reasonable expenses incurred by Secured Party in connection with such performance shall be payable or reimbursable promptly by Debtor and shall become a part of the Secured Obligations.

10. No Duties of Secured Party. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Secured Party shall have no duty, liability or responsibility to Debtor or to any other person or entity concerning any of the Collateral, or to take any steps to preserve rights in and to the Collateral against the rights or claims of other parties or any other rights pertaining to any of the Collateral.

11. Events of Default and Remedies.

(a) Each and every one of the following events or occurrences shall constitute a default (each, an "Event of Default") by Debtor hereunder:

(i) any failure by Debtor to make payment, when due, including payment due upon demand, of any sum, liability or obligation of Debtor due or to become due hereafter to Secured Party, whether pursuant to any Loan Document, this Agreement or otherwise, and whether payable upon demand, solely or jointly with any other party, or as a principal guarantor, endorser or surety;

(ii) any failure by Debtor to observe and perform any covenant, condition or agreement on its part to be observed or performed pursuant to this Agreement, the Loan Agreement, any document evidencing or relating thereto, or any other agreement between Debtor and Secured Party other than for the payment of money when due, and which failure has not been resolved or cured within 20 days after written notice thereof from Secured Party (provided that if such failure is not susceptible of cure within such period, Debtor shall have commenced resolution or cure thereof within such 20 days and shall thereafter diligently pursue such resolution or cure for up to 45 days thereafter).

(iii) assignment by Debtor for the benefit of creditors, or if any petition is filed by or against Debtor under any provision of any law or statute alleging that Debtor is insolvent or unable to pay debts as they mature which is not dismissed within 60 days after filing;

(iv) the entry of any final judgment against Debtor or the issuance of any attachment or garnishment against any property of Debtor in an amount in excess of $20,000 which is not fully insured against or satisfied or stayed pending appeal within 45 days after such judgment, attachment or garnishment; or

(v) except for the Proposed Merger, the dissolution, merger (in which Debtor is not the surviving party), sale of all or substantially all assets, consolidation or reorganization of Debtor.

(b) Upon the occurrence of any Event of Default, Secured Party shall be entitled to exercise and pursue all remedies available at law or in equity, including without limitation, each and every one of the following remedies, in such order and manner as it so elects, and individually or in any combination:

(i) Without any notice or action on the part of Secured Party except as otherwise provided herein and in the other Loan Documents, all of the obligations and liabilities of Debtor to Secured Party under the Loan Agreement, this Agreement, and the Guaranty may forthwith be declared due and payable.

(ii) Secured Party may forthwith exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all of the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect from time to time in the Commonwealth of Pennsylvania (the "UCC"), whether or not the UCC applies to the affected Collateral. Secured Party also may require Debtor to, and Debtor agrees that it will, forthwith, assemble at its expense and upon request of Secured Party all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties.

(iii) Without notice except as specified below, Secured Party may sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale at any of Secured Party's offices or elsewhere as Secured Party elects, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable. Debtor agrees that to the extent notice of any such sale is required by law, 10 business days' notice to Debtor of the time and place of any public sale, or the date after which any private sale may be made, shall constitute reasonable notice. Secured Party shall not be obligated to make any sale, public or private, of any of the Collateral regardless of any notice which may have been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Secured Party is granted a license or other right to use, without expense, cost or charge, Debtor's computer hardware and software relating to the Collateral, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks

and advertising matter, and all property of a similar nature as it pertains to the Collateral in completing any production of, advertising for sale, or selling any of the Collateral.

(iii) All cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as collateral for, or applied (after payment of all amounts due Secured Party pursuant to the Guaranty and this Agreement) in whole or in part by Secured Party against, all or any part of the Secured Obligations in such order as Secured Party elects. Any surplus of such cash or cash proceeds held by Secured Party and remaining after payment in full of all amounts due Secured Party pursuant to this Agreement or the Guaranty or on account of the Secured Obligations, shall be paid over to Debtor or to such person as may be lawfully entitled to receive such surplus.

(iv) Each and every right, power and remedy which Secured Party has or shall be entitled to exercise pursuant to this Agreement, or which is available to it at law or in equity, shall be in addition to every other right, power and remedy available to it under this Agreement or under any other documents relating to the Secured Obligations, now or hereafter existing.

12. Power of Attorney. Debtor hereby irrevocably appoints Secured Party its attorney-in-fact, which appointment is coupled with an interest, with full power and authority to act in the name, place and stead of Debtor, from time to time in Secured Party's discretion, upon the occurrence of an Event of Default, and to take any action and execute, deliver, file or record any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement. By way of illustration and not in limitation of such authority, Secured Party shall have the power (i) to obtain and adjust insurance required to be maintained by Debtor pursuant to this Agreement, (ii) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral or pursuant to this Agreement, and (iii) to file claims and take or institute any and all action or proceedings which Secured Party may deem necessary or desirable for the collection or realization of any of the Collateral or otherwise to enforce the rights and remedies and the security interest of Secured Party with respect to any of the Collateral.

13. Indemnification. Debtor agrees to indemnify and hold Secured Party harmless from and against all costs, damages, expenses, causes of action, claims, losses and liabilities incurred by or threatened against Secured Party which in any way grow out of, result from, or relate to this Agreement, including, without limitation, enforcement of the Note, this Agreement and all documents relating thereto, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of Secured Party.

14. Secured Party's Expenses. Upon execution of this Agreement and upon demand thereafter, Debtor will pay to Secured Party all reasonable costs and expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which Secured Party incurs in connection with the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, the exercise or enforcement of any of the rights of Secured Party hereunder, or the failure by Debtor to perform or observe any of the provisions hereof.

15. Amendments and Waivers. No amendment or waiver of any provision of this Agreement, shall be effective unless such amendment or waiver is in writing and signed by Secured Party, and then only as expressly set forth in such writing and in the specific instance and for the specific purpose for which given.

16. Continuing Security Interest. This Agreement creates a continuing security interest for the benefit of Secured Party in the Collateral and shall remain in full force and effect until the payment in full of all of the Secured Obligations and the complete performance of all of the provisions of this Agreement.

17. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws and not the conflicts of laws provisions of the Commonwealth of Pennsylvania.

18. Captions. The captions and headings contained in this Agreement are inserted for convenience only. They do not constitute a part of this Agreement, nor shall they in any way affect the meaning or construction of any provision of this Agreement.

19. Severability. If any provision of this Agreement is declared by a court of competent jurisdiction to be void, prohibited or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective only to the extent of such invalidity, prohibition or enforceability without affecting any other provision hereof. Any such invalidity, prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Exhibit "A" to
UCC-1 Financing Statement

Debtor: Halifax Technical Services, Inc.

Secured Party: Commerce Bank/Pennsylvania, N.A.

Description of Collateral:

ALL INITIALLY CAPITALIZED TERMS SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE UNIFORM COMMERCIAL CODE AS ENACTED IN THE COMMONWEALTH OF PENNSYLVANIA.

Debtor has granted to Secured Party a continuing security interest in and to all right, title and interest of Debtor in the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"):

(A) Accounts; all "accounts" as defined in the UCC, including without limitation, all of the following now owned or hereafter created or acquired by Debtor: (a) accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to Debtor that evidence or arise from the sale, lease or exchange of goods or other property and/or the performance of services; (b) Debtor's rights in, to and under all purchase orders for goods, services or other property; (c) Debtor's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit); (d) moneys due to or to become due to Debtor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services (whether or not yet earned by performance on the part of Debtor); (e) uncertificated securities; and (f) Proceeds of any of the foregoing and all collateral security and guaranties of any kind given by any Person with respect to any of the foregoing;

(B) Documents; all "documents" as defined in the UCC, including without limitation, all receipts covering, evidencing or representing goods now owned or hereafter acquired by Debtor and wherever located, and to the extent not otherwise included, includes all bills of lading, dock warrants, dock receipts, warehouse receipts and orders for the delivery of goods, and any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers;

(C) Equipment; all "equipment" as defined in the UCC, including without limitation, all now owned or hereafter acquired by Debtor and wherever located, including, without limitation, all machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all

other tangible personal property (other than Inventory) and all parts thereof and all additions and accessions thereto and replacements therefor;

(D) Fixtures; all "fixtures" as defined in the UCC, and, to the extent not otherwise included, all of the following now owned or hereafter acquired by Debtor and wherever located: plant fixtures; trade fixtures; business fixtures; other fixtures and storage office facilities; and all additions and accessions thereto and replacements therefor;

(E) General Intangibles; all "general intangibles" as defined in the UCC, and, to the extent not otherwise included, all general intangibles now owned or hereafter acquired by Debtor including, without limitation, all right, title and interest of Debtor in and to:

(i) all agreements, leases, licenses and contracts to which Debtor is or may become a party;

(ii) all obligations or indebtedness owing to Debtor (other than Accounts) or other rights to receive payment of money from whatever source arising;

(iii) all tax refunds, tax refund claims and rights thereto;

(iv) all choses in action and causes of action;

(v) all Intellectual Property;

(vi) all engineering drawings; and

(vii) all books, records and files of Debtor and all trade secrets and other confidential information relating to the business of Debtor including, by way of illustration and not limitation; (i) systems and techniques for the analysis, diagnosis and correction of malfunctions of products used by Debtor's customers; (ii) the names and addresses of, and credit and other business information concerning, Debtor's past, present or future customers; (iii) the prices which Debtor obtains for its services or at which Debtor sells merchandise; (iv) estimating and cost procedures; (v) profit margins; (vi) policies and procedures pertaining to the sale and design of equipment, components, devices and services furnished by Debtor; (vii) information concerning suppliers of Debtor; and (viii) information concerning the manner of operation, business plans, pledges, projections, and all other information of any kind or character, whether or not reduced to writing, with respect to the conduct by Debtor of its business not generally known by the public;

(F) Goods; all "goods" as defined in the UCC, now owned or hereafter created or acquired by Debtor and wherever located.

(G) Instruments; all "instruments", "chattel paper" and "letters of credit", each as defined in the UCC, and any replacements therefor and, to the extent not otherwise included, all other writings which evidence a right to the payment of money and which are not themselves security agreements or leases and are of a type which in the ordinary course of business are transferred by delivery with any necessary endorsement or assignment, including, without limitation, all checks, drafts, notes, bonds, debentures, government securities, bills of exchange, trade acceptances, certificates of deposit, options and warrants in which Debtor now has or hereafter acquires any rights;

(H) Inventory; all "inventory" as defined in the UCC, now owned or hereafter acquired by Debtor, wherever located including, without limitation, finished goods, raw materials, work in process, spare parts and other materials and supplies (including packaging and shipping materials) used or consumed in the manufacture or production thereof and goods which are returned to or repossessed by Debtor;

(I) Investment Property; all "investment property" as defined in the UCC, now owned or hereafter acquired by Debtor, wherever located, including without limitation, all securities, whether certificated or uncertificated, securities entitlements, securities accounts, commodity contracts, and commodity accounts, Financial Assets (as defined in the UCC), rights to give entitlement orders (as defined in the UCC), and rights to any control agreement with any securities intermediary (as defined in the UCC);

(J) All deposit accounts, and cash deposited therein, of Debtor maintained with any bank or financial institution and all other moneys and property of Debtor in the possession or under the control of Secured Party;

(K) All books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data and data processing software that at any time evidence or contain information relating to any of the property described in subparts (A) - (J) above or are otherwise necessary or helpful in the collection thereof or the realization thereon;

(L) Proceeds of any of the property described in subparts (A) - (K) above; and

(M) Any other property of any kind which Debtor may hereafter at any time deliver to Secured Party to secure the obligations of Debtor to Secured Party.

IN WITNESS WHEREOF, this Security Agreement has been duly executed by Debtor as of the date first above written.

Attest:

By: ______________________

HALIFAX TECHNICAL SERVICES, INC.

By: ______________________
Name: ______________________
Title: ______________________

COMMERCE BANK/
PENNSYLVANIA, N.A.

By: ______________________
Name: Stephen Umbrell
Title: SVP